Exhibit 99.2

Erie Indemnity Company
Statements of Operations
(dollars in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Operating revenue
Management fee revenue, net	$372,169	$348,885	$1,567,431	$1,475,511
Service agreement revenue	7,444	7,495	29,200	29,997
Total operating revenue	379,613	356,380	1,596,631	1,505,508

Operating expenses
Commissions	216,837	206,691	893,800	847,880
Salaries and employee benefits	51,777	55,998	213,356	226,713
All other operating expenses	54,314	51,852	197,111	198,374
Total operating expenses	322,928	314,541	1,304,267	1,272,967
Net revenue from operations	56,685	41,839	292,364	232,541

Investment income
Net investment income	5,663	4,469	20,547	17,791
Net realized gains on investments	643	617	672	492
Net impairment losses recognized in earnings	(71)	(923)	(416)	(1,558)
Equity in earnings of limited partnerships	7,304	81	7,025	16,983
Total investment income	13,539	4,244	27,828	33,708
Interest expense, net	101	—	101	—
Income before income taxes	70,123	46,083	320,091	266,249
Income tax expense	24,337	15,950	109,725	91,571
Net income	$45,786	$30,133	$210,366	$174,678

Earnings Per Share
Net income per share
Class A common stock – basic	$0.98	$0.65	$4.52	$3.75
Class A common stock – diluted	$0.87	$0.57	$4.01	$3.33
Class B common stock – basic	$147	$97	$678	$563
Class B common stock – diluted	$147	$97	$677	$562

Weighted average shares outstanding – Basic
Class A common stock	46,188,895	46,179,559	46,188,952	46,186,671
Class B common stock	2,542	2,542	2,542	2,542

Weighted average shares outstanding – Diluted
Class A common stock	52,413,119	52,506,600	52,435,303	52,498,811
Class B common stock	2,542	2,542	2,542	2,542

Dividends declared per share
Class A common stock	$0.7825	$0.7300	$2.9725	$2.7730
Class B common stock	$117.375	$109.500	$445.875	$415.950

Erie Indemnity Company
Reconciliation of Net Income to Operating Income

Reconciliation of net income to operating income

We disclose operating income, a non-GAAP financial measure, to enhance our investors’ understanding of our performance.  Our method of calculating this measure may differ from those used by other companies, and therefore comparability may be limited.

We define operating income as net income excluding realized capital gains and losses, impairment losses, and related federal income taxes.

We use operating income to evaluate the results of our operations.  It reveals trends that may be obscured by the net effects of realized capital gains and losses including impairment losses.  Realized capital gains and losses, including impairment losses, may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions which are not related to our ongoing operations.  We are aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator.  Operating income should not be considered as a substitute for net income prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and does not reflect our overall profitability.

The following table reconciles net income and operating income:

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2016	2015	2016	2015
	(Unaudited)
Net income	$45,786	$30,133	$210,366	$174,678
Net realized (gains) losses and impairments on investments	(572)	306	(256)	1,066
Income tax expense (benefit)	199	(107)	89	(373)
Realized (gains) losses and impairments, net of income taxes	(373)	199	(167)	693
Operating income	$45,413	$30,332	$210,199	$175,371

Per Class A common share-diluted:
Net income	$0.87	$0.57	$4.01	$3.33
Net realized (gains) losses and impairments on investments	0.00	0.01	0.00	0.02
Income tax expense (benefit)	0.00	0.00	0.00	(0.01)
Realized (gains) losses and impairments, net of income taxes	0.00	0.01	0.00	0.01
Operating income	$0.87	$0.58	$4.01	$3.34

Erie Indemnity Company
Statements of Financial Position
(in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$189,072	$182,889
Available-for-sale securities	56,138	62,067
Receivables from Erie Insurance Exchange and affiliates	378,540	348,055
Prepaid expenses and other current assets	30,169	24,697
Federal income taxes recoverable	5,260	11,947
Accrued investment income	6,337	5,491
Total current assets	665,516	635,146

Available-for-sale securities	657,153	537,874
Limited partnership investments	58,159	88,535
Fixed assets, net	69,142	59,087
Deferred income taxes, net	53,889	40,686
Note receivable from Erie Family Life Insurance Company	25,000	25,000
Other assets	20,096	20,968
Total assets	$1,548,955	$1,407,296

Liabilities and shareholders' equity
Current liabilities:
Commissions payable	$210,559	$195,542
Agent bonuses	114,772	106,752
Accounts payable and accrued liabilities	88,153	88,532
Dividends payable	36,441	33,996
Deferred executive compensation	19,675	20,877
Total current liabilities	469,600	445,699

Defined benefit pension plan	221,827	172,700
Employee benefit obligations	756	1,234
Deferred executive compensation	13,233	16,580
Long-term borrowings	24,766	—
Other long-term liabilities	1,863	1,580
Total liabilities	732,045	637,793

Shareholders’ equity	816,910	769,503
Total liabilities and shareholders’ equity	$1,548,955	$1,407,296

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